Exhibit 10.1

Flextronics and Tria Beauty Manufacturing Services Agreement

This Flextronics and Tria Beauty Manufacturing Services Agreement (“Agreement” or “MSA”) is entered into this 19th day of September 2010 (the “Effective Date”) by and between TRIA Beauty, Inc., having its place of business at 4160 Dublin Blvd., Suite 200, Dublin, CA 94568 (“Customer”), and Flextronics Sales and Marketing, Ltd., having its place of business at Suite 402, St. James Court, St. Denis Street, Port Louis, Mauritius (“Flextronics”).

Customer desires to engage Flextronics to perform manufacturing services as further set forth in this Agreement. The parties agree as follows:

1.	DEFINITIONS

Flextronics and Customer agree that capitalized terms shall have the meanings set forth in this Agreement, the Exhibits attached hereto are incorporated herein by reference.

2.	MANUFACTURING SERVICES

2.1. Work.  Customer hereby engages Flextronics to perform the work (hereinafter “Work”). “Work” shall mean to procure Materials and to manufacture, assemble, and test the TRIA Beauty Laser Hair Removal System and any other products as mutually agreed by the parties in writing (hereinafter “Product(s)”) pursuant to detailed written Specifications. The “Specifications” for each Product or revision of the Product shall include, but are not limited to, bill of materials, designs, schematics, assembly drawings, process documentation, test specifications, current revision number, and Approved Supplier List as updated from time to time by the customer in writing. The Specifications as provided by Customer and included in Flextronics’s production document management system and maintained in accordance with the terms of this Agreement are incorporated herein by reference as Exhibit 2.1. This Agreement does not include any new product introduction (NPI) or product prototype services related to the Products. In the event that Customer requires any such services, the parties will enter into a separate agreement. In case of any conflict between the Specifications and this Agreement, this Agreement shall prevail.

2.2. Manufacturing Supply Review Meetings.

(a)    During the term of this Agreement, the parties shall meet **** or as otherwise determined by the parties (each such meeting, a “Supply Review Meeting” or “MSR”, **** to ensure that the parties are in agreement with respect to key matters. Such meetings may be conducted in person, by videoconference or by teleconference at such locations as shall be determined by the parties. In-person meetings will alternate between appropriate offices of each party unless otherwise agreed by the parties. The parties shall each bear all expenses of their respective representatives relating to their participation in such meetings. Unless otherwise agreed by the parties, each Supply Review Meeting shall be held during the last week of every calendar ****.

(b)    At each Supply Review Meeting, the parties will: ****

2.3. Engineering Changes.  Customer may request that Flextronics incorporate engineering changes into the Product by providing Flextronics with a description of the proposed engineering change sufficient to permit Flextronics to evaluate its feasibility and cost. Flextronics will proceed with engineering changes when the parties have agreed upon the changes to the Specifications, delivery schedule and Product pricing and the Customer has issued a purchase order for the implementation costs.

2.4. Tooling; Non-Recurring Expenses; Software.  Customer shall pay for or obtain and consign to Flextronics any Product-specific tooling, equipment or software and other reasonably necessary non-recurring expenses, to be set forth in Flextronics’s quotation. All software, product specific tooling, equipment and other non-recurring property that Customer provides to Flextronics or any test software that Customer engages Flextronics to develop is and shall remain the property of Customer and any intellectual property rights covering or claiming such software, tooling equipment or property shall remain the property of Customer.

2.5. Cost Reduction Projects.  Flextronics agrees to seek ways to reduce the cost of manufacturing Products by methods such as elimination of Materials, revision of Specifications, identification of alternate vendors, and re-design of assembly or test methods. Upon implementation of such ways that have been initiated by Flextronics and approved by Customer, Flextronics will receive **** of the demonstrated cost reduction for ****. Customer will receive **** of the demonstrated cost reduction upon implementation of such ways initiated by Customer. Notwithstanding the foregoing, in the event that Customer is responsible for making a non-recurring expenditure in order to implement cost reduction procedures (whether initiated by Flextronics or Customer). Customer will receive **** of the demonstrated cost reduction upon implementation.

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3.	FORECASTS; ORDERS; FEES; PAYMENT

3.1. Forecast.   By the second business day of every month, Customer shall provide Flextronics with a rolling twelve (12) month forecast indicating Customer’s monthly Product requirements. The first ninety (90) days of the forecast will constitute Customer’s written purchase order for all Work to be completed within the first ninety (90) day period. Such purchase orders will be issued in accordance with Section 3.2 below. Forecast for periods other than the first 90 day period is non binding except for Inventory purchased in compliance with Section 4.1.

3.2. Purchase Orders; Precedence. Each purchase order shall specify Customer’s requirements for Product on a **** basis and shall include requested **** delivery dates. Customer may use its standard purchase order form submitted in writing or electronically; provided that all purchase orders must reference this Agreement and the applicable Specifications. The parties agree that in the event of a disagreement in terms and conditions, the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any such purchase order, acknowledgment form or other instrument.

Customer shall have the right to purchase any subassembly used in manufacturing a Product from Flextronics at any given time with reasonable expectations on the lead time for delivery. Customer shall submit a purchase order for any subassembly stating a requested delivery date. The price for such subassembly shall be agreed by the parties, but shall be based on the principles described in Section 3.4(a).

3.3. Purchase Order Acceptance.   Purchase orders shall normally be deemed accepted by Flextronics, provided however that Flextronics may reject any purchase order: (a) if the fees reflected in the purchase order are inconsistent with the parties’ agreement with respect to the fees; (b) if the purchase order represents a significant deviation from the last forecast for the same period, unless such deviation is within the parameters of the Flexibility Table (5.2); or (c) if a purchase order would extend Flextronics’s liability beyond Customer’s approved credit line. Flextronics shall notify Customer of rejection of any purchase order within **** of receipt of such purchase order.

Customer shall have the right to purchase any subassembly used in manufacturing a Product from Flextronics at any given time with reasonable expectations on the lead time for delivery. Customer shall submit a purchase order for any subassembly stating a requested delivery date. The price for such subassembly shall be agreed by the parties, but shall be based on the principles described in Section 3.4(a).

3.4. Fees; Changes; Taxes.

(a)  The fees for Products will be indicated on the purchase orders issued by Customer and accepted by Flextronics and will be determined according to **** Exhibit 3.4.

The initial fees shall be as set forth on the Fee List attached hereto and incorporated herein as Exhibit 3.4 (the “Fee List”). If a Fee List is not attached or completed, then the initial fees shall be determined in accordance with this Section 3.4(a) and set forth in purchase orders issued by Customer and accepted by Flextronics in accordance with the terms of this Agreement.

(b)  Customer is responsible for additional fees and costs due to: (a) changes to the Specifications; (b) failure of Customer or its subcontractor to timely provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule; and (c) any pre-approved expediting charges reasonably necessary because of a change in Customer’s requirements.

(c)  The fees may be reviewed periodically by the parties. Any changes in fees and the timing of such changes **** shall be agreed by the parties, such agreement not to be unreasonably withheld or delayed. By way of example only, the fees may be increased if the market price of fuels, Materials, equipment, labor and other production costs increase beyond normal variations in pricing or currency exchange rates as demonstrated by Flextronics, or reduced if cycle time or materials pricing is reduced, for example.

(d)  All fees are exclusive of federal, state and local excise, sales, use, VAT, and similar transfer taxes, and any duties, and Customer shall be responsible for all such items. Customer shall have no responsibility under this subsection (d) for paying taxes on Flextronics’s net income.

(e)  The fee determined in accordance with Section 3.4(a) will be based on the exchange rate(s) for converting the purchase price for Inventory denominated in the Parts Purchase Currency(ies) into the Functional Currency. The fees will be adjusted, on a monthly basis based on changes in the Exchange Rate(s) as reported on the last business day of each month, for the following month to the extent that such Exchange Rates change more than **** from the prior month (month prior to event of currency change) (the “Currency Window”). “Exchange Rate(s)” is defined as the closing currency exchange rate(s) as

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reported by Reuters on the last business day of the current month. “Functional Currency” means the currency in which all payments are to be made pursuant to Section 3.5 below. “Parts Purchase Currency(ies)” means U.S. Dollars, Japanese Yen and/or Euros to the extent such currencies are different from the Functional Currency and are used to purchase Inventory needed for the performance of the Work forecasted to be completed during the applicable month.

3.5. Payment.   Customer agrees to pay all invoices in U.S. Dollars within thirty (30) days of the date of the invoice.

3.6. Late Payment.   Customer agrees to pay **** monthly interest on all late payments. Furthermore, if Customer is late with payments (i.e. more than **** past due) and Flextronics has reasonable cause to believe Customer may not be able to pay, Flextronics may (a) stop all Work under this Agreement until assurances of payment satisfactory to Flextronics are received or payment is received; (b) demand prepayment for purchase orders; (c) delay shipments; and (d) to the extent that Flextronics’s personnel cannot be reassigned to other billable work during such stoppage and/or in the event restart costs are incurred, invoice Customer for additional fees before the Work can resume. Customer agrees to provide all necessary financial information required by Flextronics from time to time in order to make a proper assessment of the creditworthiness of Customer.

3.7. Payment in Advance.   If Flextronics has reasonable cause to believe that Customer may not be able to meet its financial commitments to Flextronics under the provisions of this Agreement, then Flextronics may require that Customer pay for all outstanding inventory within 30 days and that the payment terms for all future orders will be cash in advance until such time that Flextronics is satisfied that it is prudent to offer Customer more favorable payment terms.

3.8. ****.

4.	MATERIALS PROCUREMENT; CUSTOMER RESPONSIBILITY FOR MATERIALS

4.1. Authorization to Procure Materials, Inventory and Special Inventory.   Flextronics will provide **** and will obtain Customer’s agreement. Customer’s accepted purchase orders and forecast will constitute authorization for Flextronics to procure, without Customer’s prior approval: (a) minimum Inventory to manufacture the Products covered by such purchase orders based on the agreed upon Lead Time and (b) certain minimum Special Inventory based on Customer’s purchase orders and forecast as follows: Long Lead-Time Materials as required based on the Lead Time when such purchase orders are placed and Minimum Order Inventory. Flextronics will only purchase Economic Order Quantity with prior approval from Customer. Special Inventory materials as noted in 4.1c will require specific authorization by the Customer and will be noted at the MSR. Customer is not liable for the purchase of unauthorized inventory.

4.2. Customer Controlled Materials.   Customer may direct Flextronics to purchase Customer Controlled Materials in accordance with the Customer Controlled Materials Terms. Customer acknowledges that the Customer Controlled Materials Terms will directly impact Flextronics’s ability to perform under this Agreement and to provide Customer with the flexibility Customer is requiring pursuant to the terms of this Agreement. In the event that Flextronics reasonably believes that Customer Controlled Materials Terms will create an additional cost that is not covered by this Agreement, then Flextronics will notify Customer and the parties will agree to either (a) compensate Flextronics for such additional costs, (b) amend this Agreement to conform to the Customer Controlled Materials Terms or (c) amend the Customer Controlled Materials Terms to conform to this Agreement, in each case at no additional charge to Flextronics. Customer agrees to provide copies to Flextronics of all Customer Controlled Materials Terms upon the execution of this Agreement and promptly upon execution of any new agreements with suppliers. Customer agrees not to make any modifications or additions to the Customer Controlled Materials Terms or enter into new Customer Controlled Materials Terms with suppliers that will negatively impact Flextronics’s procurement activities.

4.3. Preferred Supplier.   Customer shall maintain and provide to Flextronics an Approved Supplier List or “ASL”. Flextronics shall only purchase Materials required to manufacture the Product from suppliers on a current ASL. Customer shall give Flextronics every opportunity to be included on ASLs for Materials that Flextronics can supply. For purposes of this Section 4.3 only, the term “Flextronics” includes Affiliates of Flextronics.

4.4. Customer Responsibility for Inventory and Special Inventory.   Customer is responsible under the conditions provided in this Agreement for the cost of all Materials, Inventory and Special Inventory purchased by Flextronics in compliance with and pursuant to this Section 4.

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4.5. Materials Warranties.   Flextronics shall use reasonable commercial efforts to obtain and pass through to Customer the following warranties with regard to the Materials (other than the Production Materials): (a) conformance of the Materials with both the vendor’s specifications and with the Specifications, if defined; (b) that the Materials will be free from defects in workmanship; (c) that the Materials will comply with Environmental Regulations; and (d) that the Materials will not infringe the intellectual property rights of third parties. In the event that Flextronics is unable to obtain and pass through to Customer warranties with regard to the Materials (other than the Production Materials), Flextronics shall so notify Customer in writing.

5.	SHIPMENTS, SCHEDULE CHANGE, CANCELLATION, STORAGE, INVENTORY MANAGEMENT

5.1. Shipments.   All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with the Specifications and marked for shipment to Customer’s destination specified in the applicable purchase order. Shipments will be made EXW (Ex-Works, Incoterms 2000) Flextronics’s facility, at which time risk of loss and title will pass to Customer. All freight, insurance and other shipping expenses, as well as any special packing expenses not included in the original quotation for the Products, will be paid by Customer. In the event Customer designates a freight carrier to be utilized by Flextronics, Customer agrees to designate only freight carriers that are currently in compliance with all applicable laws relating to anti-terrorism security measures and to adhere to the C-TPAT (Customs-Trade Partnership Against Terrorism) security recommendations and guidelines as outlined by the United States Bureau of Customs and Border Protection and to prohibit the freight carriage to be sub-contracted to any carrier that is not in compliance with the C-TPAT guidelines.

5.2. Quantity Increases and Shipment Schedule Changes.

(a)  For any accepted purchase order, Customer may: (i) increase the quantity of Products or (ii) reschedule the quantity of Products and their shipment date as provided in the flexibility table below (the “Flexibility Table”):

Maximum Allowable Variance From Accepted Purchase Order Quantities/Shipment Dates

# of days before Shipment Date on Purchase Order	Allowable Quantity Increases	Maximum Reschedule Quantity	Maximum Reschedule Period

0-14	0%	0%	0

15-30	0%	0%	0

31-****	30%	****	****

****	50%	****	****

Any decrease in quantity is considered a cancellation, unless the decreased quantity is rescheduled for delivery at a later date in accordance with the Flexibility Table. Quantity cancellations are governed by the terms of Section 5.3 below. Any purchase order quantities increased or rescheduled pursuant to this Section 5.2 (a) may not be subsequently increased or rescheduled. The Flexibility Table may be amended during the term of this Agreement as may be required and agreed to in writing by both parties and without the need to amend this Agreement.

(b)  All Purchase Order reschedules to extend delivery dates outside of the Flexibility Table in subsection (a) require that Customer will pay Flextronics, in accordance with Sections 3.5 and 5.4, the Monthly Charges for any such reschedule, calculated as of the first day after such reschedule for any Inventory and/or Special Inventory that was procured by Flextronics to support the original delivery schedule that is not used to manufacture Product pursuant to an accepted purchase order within **** of such reschedule. In addition, if Flextronics notifies Customer that such Inventory and/or Special Inventory has remained in Flextronics’s possession for more than **** since such reschedule, then Customer agrees to immediately purchase any affected Inventory and/or Special Inventory upon receipt of the notice by paying the Affected Inventory Costs, in accordance with Section 3.5. In addition, any finished Products that have already been manufactured to support the original delivery schedule will be treated as cancelled as provided in Sections 5.3 and 5.4 below. All reschedules to receive delivery sooner than the original delivery date require Flextronics’s prior written approval, which may not be unreasonably withheld or delayed. If Flextronics agrees to meet an earlier delivery date, and there are extra costs to meet such date, Flextronics will inform Customer of such costs for Customer’s acceptance and approval in advance of incurring any such costs. In addition, if there are repeated instances in which Customer reschedules orders outside of the Flexibility Table as described in this Section

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5.2(b), increases the quantity of orders in excess of the Flexibility Table as described in Section 5.2(c) or cancels orders as described in Section 5.3, resulting in special circumstances materially impacting the ability of Flextronics to perform its obligations under this Agreement, then, upon the request of Flextronics, the parties will promptly meet to discuss and negotiate in good faith an appropriate resolution of the situation.

(c)  Flextronics will use reasonable commercial efforts to meet any quantity increases, which are subject to Materials and capacity availability. All quantity increases outside of the Flexibility Table in subsection (a) require Flextronics’s approval, which, in its sole discretion, may or may not be granted. If Flextronics agrees to accept an increase in quantities in excess of the Flexibility Table in subsection (a) and if there are extra costs to meet such increase, Flextronics will inform Customer for its acceptance and approval in advance of incurring any such costs.

(d)  Any delays in the normal production or interruption in the workflow process caused by Customer’s changes to the Specifications or failure to provide sufficient quantities or a reasonable quality level of Customer Controlled Materials where applicable to sustain the production schedule, will be considered a reschedule of any affected purchase orders for purposes of this Section 5.2.

(e)  For purposes of calculating the amount of Inventory and Special Inventory subject to subsection (b), the “Lead Time” shall be calculated as the Lead Time at the time of procurement of the Inventory and Special Inventory.

5.3. Cancellation of Orders and Customer Responsibility for Inventory.

(a)  If Customer cancels all or any portion of Product quantity specified in the first **** of an accepted purchase order, then Customer will pay Flextronics, in accordance with Section 3.5 and 5.4, Monthly Charges for any such cancellation, calculated as of the first day after such cancellation for any Product or Inventory or Special Inventory procured by Flextronics to support the original delivery schedule. In addition, if Flextronics notifies Customer that such Product, Inventory and/or Special Inventory has remained in Flextronics’s possession for more than **** since such cancellation, then Customer agrees to immediately purchase from Flextronics such Product, Inventory and/or Special Inventory by paying the Affected Inventory Costs, in accordance with Section 3.5. Customer may cancel all or any portion of Product quantity specified after **** of an accepted purchase order without Flextronics’s prior written approval; provided that, subject to Section 5.4, Customer shall be responsible for the Cost of any Product, Inventory and/or Special Inventory purchased by Flextronics in compliance with and pursuant to Section 4 in order to manufacture the quantities of Product specified in such purchase order.

(b)  If the forecast for any period is less than the previous forecast supplied covering the same period, the difference between such forecasts will be considered canceled and Customer will be responsible for any Special Inventory purchased or ordered by Flextronics to support such previous forecast to the extent provided in Sections 4.1 and 5.4.

(c)  Products that have been ordered by Customer and that have not been picked up in accordance with the agreed upon shipment dates shall be considered cancelled and Customer will be responsible for such Products in the same manner as set forth above in Section 5.3(a).

(d)  For purposes of calculating the amount of Inventory and Special Inventory subject to subsection (a), the “Lead Time” shall be calculated as the Lead Time as documented at the MSR.

5.4. E&O Inventory Disposition Process.   At each Supply Review Meeting, the parties will identify and agree upon E&O Inventory. As shown on Exhibit 4.1a, the parties will have no more than **** to carry out any agreed upon mitigation plan to reduce exposure from such E&O Inventory. Such mitigation plan may include, for example and without limitation the following: (a) returning unused Inventory and Special Inventory (to the extent it is returnable), (b) canceling pending orders for Materials (to the extent orders for Materials are cancelable), (c) using Inventory to manufacture Products to meet Customer’s future needs or other Customers’ products or (d) reworking inventory to be suitable for customer use or other customer’s products (at mutually agreed upon cost). If, after these ****, there is remaining E&O Inventory, then Customer will be responsible for all such E&O Inventory to the extent such E&O Inventory was purchased by Flextronics based on MRP Demand and in compliance with Section 4. Flextronics shall invoice Customer for the Cost of such remaining E&O Inventory and Customer shall pay in accordance with Section 3.5. Upon payment by Customer, Flextronics shall, at Customer’s sole option, either ship, at Customer’s expense, such remaining E&O Inventory to Customer or dispose of such remaining E&O Inventory in a commercially reasonable manner approved by the Customer and credit or reimburse, as applicable, Customer any monies received from third parties.

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5.5. No Waiver. For the avoidance of doubt, Flextronics’s failure to invoice Customer for any of the charges set forth in this Section 5 does not constitute a waiver of Flextronics’s right to charge Customer for the same event or other similar events in the future.

6.	PRODUCT ACCEPTANCE AND EXPRESS LIMITED WARRANTY

6.1. Product Acceptance

(a)  The Products delivered by Flextronics will be inspected and tested as required by Customer within **** of receipt at the “ship to” location on the applicable purchase order. If Products do not comply with the express limited warranty set forth in Section 6.2 below, Customer has the right to reject such Products during said period. Products not rejected during said period will be deemed accepted. Customer may return defective Products, freight collect, after obtaining a return material authorization number from Flextronics to be displayed on the shipping container and completing a failure report. Rejected Products will be promptly repaired or replaced, at Flextronics’s option, and returned freight pre-paid. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found, subject to Section 6.1(b).

(b)  Flextronics and Customer agree to consult with each other to explain and resolve any discrepancies between delivered Product and the limited warranty set forth in Section 6.2(a) In the event that Flextronics and Customer disagree as to whether any Product complies with such limited warranty despite good faith efforts to resolve such discrepancies **** Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics ****

6.2. Express Limited Warranty.    This Section 6.2 sets forth Flextronics’s sole and exclusive warranty and Customer’s sole and exclusive remedies with respect to a breach by Flextronics of such warranty.

(a)  Flextronics hereby warrants to Customer that the Products will have been manufactured in accordance with the Specifications and will be free from defects in workmanship for a period of **** from the date of shipment.

(b)  Notwithstanding anything else in this Agreement, this express limited warranty does not apply to, and Flextronics makes no representations or warranties whatsoever with respect to: (i) Materials and/or Customer Controlled Materials; (ii) defects resulting from the Specifications or the design of the Products; (iii) Product that has been abused, damaged, altered or misused by any person or entity after title passes to Customer; (iv) first articles, prototypes, pre-production units, test units or other similar Products; (v) defects resulting from tooling, designs or instructions produced or supplied by Customer, or (vi) the compliance of Materials or Products with any Environmental Regulations. Customer shall be liable for costs or expenses incurred by Flextronics related to the foregoing exclusions to Flextronics’s express limited warranty to the extent provided in Section 10.2.

(c)  Upon any failure of a Product to comply with this express limited warranty, Flextronics’s sole obligation, and Customer’s sole remedy, is for Flextronics, at its option, to promptly repair or replace such unit and return it to Customer freight prepaid. Customer shall return defective Products covered by this warranty freight collect after completing a failure report and obtaining a return material authorization number from Flextronics to be displayed on the shipping container. Customer shall bear all of the risk, and all costs and expenses, associated with Products that have been returned to Flextronics for which there is no defect found, subject to Section 6.1(b).

(d)  Customer will provide its own warranties directly to any of its end users or other third parties. Customer will not pass through to end users or other third parties the warranties made by Flextronics under this Agreement. Furthermore, Customer will not make any representations to end users or other third parties on behalf of Flextronics, and Customer will expressly indicate that the end users and third parties must look solely to Customer in connection with any problems, warranty claim or other matters concerning the Product. In the event that Flextronics receives any claims or complaints regarding the Product from end users or other third parties, Flextronics shall promptly notify Customer of such claims or complaints.

6.3. Representations and Covenants of Flextronics.    Flextronics hereby represents and covenants to Customer that: (a) the Products will have been manufactured, stored and shipped in accordance with all laws, rules, and regulations that are applicable to the manufacturing site, including standards established by the FDA for current Good Manufacturing Practices, as specified in the QSR and ISO 13485 ****.

6.4. Mutual Representations and Warranties.    As of the Effective Date, each of Flextronics and the Customer represent and warrant to the other as follows:

(a)  it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction in which it is incorporated;

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(b)  the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action;

(c)  it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(d)  the execution, delivery and performance by such party of this Agreement and its compliance with the terms hereof does not and will not conflict with or result in a breach of any term of, or constitute a default under, any agreement or instrument binding or affecting it or its property; and

(e)  this Agreement has been duly executed and delivered and constitutes such party’s legal, valid and binding obligation enforceable against it in accordance with its terms.

6.5. No Representations or Other Warranties.   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 6.2, 6.3 AND 6.4, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH REGARD TO THE PERFORMANCE OF THE WORK HEREUNDER OR THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH CUSTOMER, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

7.	QUALITY

7.1. Standards.   During the term of this Agreement, Flextronics shall manufacture the Products in accordance with the Specifications, including without limitation the QSR and ISO 13485, as may be amended from time to time. Flextronics also shall be certified to ****.

7.2. Regulatory Audits.   Flextronics shall promptly notify Customer when an FDA inspection of its facilities, or an inspection by third parties in accordance with FDA regulations, or inspection by a Notified Body, related to the Product(s) is expected and/or underway. Flextronics shall also provide the Customer the option of attending the Audit if it pertains to Customer’s products. Flextronics shall promptly provide Customer with copies of all related correspondence, including without limitation audit reports, Form FDA 483s, Warning Letters, and any related correspondence with FDA or the Notified Body, as applicable.

7.3. Operations, Quality and Supply Chain Reporting.   The parties will work together in good faith to define quality control processes relating to the Products, including: ****.

7.4. Production and Process Controls.   Flextronics shall develop, conduct, control and monitor product processes to ensure that the Product(s) conform to the Specifications and were produced in substantial compliance with the QSR and ISO 13485.

7.5. Packaging Control.   The parties shall collaborate to ensure that the packaging and shipping containers for the Product(s) are designed and constructed to protect the Product(s) from alteration or damage during the customary conditions of processing, storage, handling or shipping in substantial compliance with and ISO 13485.

7.6. Corrective and Preventive Actions.   Flextronics hereby agrees to establish and maintain procedures for implementing corrective and preventive actions in substantial compliance with QSR to determine the root cause of quality problems, identifying corrective actions, and assuring their implementation and effectiveness. Where necessary, Flextronics shall implement corrective actions ****.

7.7. Complaint Investigation.   Flextronics shall, at Customer’s request, assist with Customer’s investigation of Product complaints received from Customer’s customers to the extent that such complaints may reasonably pertain to Flextronics’s manufacture of the Products.

7.8. Records.   Each party shall create and maintain records for the activities for which they are responsible under this Agreement in substantial compliance with the QSR. Flextronics shall create and maintain Device History Records that demonstrate that the Product(s) was manufactured in accordance with the Device Master Record and the QSR requirements.

7.9. Product and Manufacturing Modifications.   Either party may propose a product design or manufacturing modification. Customer shall be responsible for making the final decision as to whether a proposed design or manufacturing change may be implemented for the Product(s). Flextronics is not permitted to make any modifications or manufacturing change that affects the Product(s) without Customer’s prior written approval. Customer shall be responsible for making the final determination as to whether such changes require regulatory approval or clearance prior to implementation and shall be responsible for filing and obtaining any required approvals and/or clearances.

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7.10. Customer Audits and Inspections.   Flextronics shall provide Customer reasonable access upon prior notice to inspect, review and audit the manufacturing facilities where the Product(s) is tested, handled, stored, distributed, and/or manufactured to determine if the Product(s) is tested, handled, stored, distributed and/or manufactured in accordance with this Agreement.

7.11. Epidemic Quality Failures.   If there is an Epidemic Failure and such Epidemic Failure may be attributable in whole or in part to defects in workmanship, then within **** days after Customer notifies Flextronics of such Epidemic Failure, the parties shall agree upon a plan to address such Epidemic Failure. Such plan shall identify the steps necessary to determine as expeditiously as possible the cause of such Epidemic Failure, as well as actions to be taken by both parties to mitigate the Epidemic Failure, which may include, without limitation, Product replacement. In the event the parties determine that any Epidemic Failure is attributable in whole or in part to defects in workmanship, then Flextronics shall be responsible for paying all costs of mitigating such Epidemic Failure up to $200,000 and Customer shall bear all such costs in excess of $200,000. If the parties disagree about whether or not the Epidemic Failure is due to defects in workmanship, the provisions of Section 6.1(b) shall apply.

7.12. Change in Facility.   ****.

8.	INTELLECTUAL PROPERTY LICENSES

8.1. Licenses.   Customer hereby grants Flextronics a non-exclusive, non-transferable, non-sublicensable license during the term of this Agreement to use Customer’s patents, trade secrets and other intellectual property solely as necessary to perform Flextronics’s obligations under this Agreement.

8.2. No Other Licenses.   Except as otherwise specifically provided in this Agreement, each party acknowledges and agrees that no licenses or rights under any of the intellectual property rights of the other party are given or intended to be given to such other party.

9.	TERM AND TERMINATION

9.1. Term.   The term of this Agreement shall commence on the Effective Date and shall continue in perpetuity until terminated as provided in Section 9.2 (Termination) or 11.7 (Force Majeure).

9.2. Termination.   This Agreement may be terminated by either party (a) for convenience upon one hundred eighty (180) days written notice to the other party, or (b) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of fifteen (15) days after the delivery of written notice thereof by the terminating party to the other party, (c) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues unremedied for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party, or (d) pursuant to Section 11.7 (Force Majeure).

9.3. Effect of Termination.   Termination of this Agreement under any of the foregoing provisions shall not affect (a) the amounts due under this Agreement by either party on or prior to the date of termination or (b) Flextronics’s express limited warranty in Section 6.2 above. As of the date of termination, the provisions of Sections 5.2, 5.3 and 5.4 shall apply with respect to payment and shipment to Customer of finished Products, Inventory, and Special Inventory in existence as of such date. As directed by Customer, in Customer’s sole discretion, upon termination, Flextronics shall return ship or dispose of tooling/software, equipment or property owned by the Customer. Termination of this Agreement and settling of accounts in the manner set forth in the foregoing sentence shall be the exclusive remedy of the parties for breach of this Agreement, except for breaches of Section 6.2, 10.1, 10.2, or 11.1. Sections 1, 3.5, 3.6, 3.7, 3.8 4, 5.2, 5.3 5.4, 6.2, 6.3, 7.8, 9, 10, and 11 shall be the only terms that shall survive any termination of this Agreement.

10.	INDEMNIFICATION; LIABILITY LIMITATION

10.1.            Indemnification by Flextronics.   Flextronics agrees to defend, indemnify and hold harmless Customer and its Affiliates, and all of their respective directors, officers, employees, and agents (each, a “Customer Indemnitee”) from and against all claims, actions, losses, expenses, damages or other liabilities, including reasonable attorneys’ fees (collectively, “Damages”) incurred by or assessed against any of the foregoing, but solely to the extent the same arise out of third-party claims relating to:

(a)  any actual or threatened injury or damage to any person or property caused, or alleged to be caused, by a Product sold by Flextronics to Customer hereunder, but solely to the extent such injury or damage has been caused by the breach by Flextronics of its express limited warranties related to Flextronics’s workmanship and manufacture in accordance with the Specifications only as further set forth in Section 6.2;

(b)  any infringement of the intellectual property rights of any third party, but solely to the extent that such infringement is caused by a process method or apparatus that Flextronics uses to manufacture, assemble and/or test the Products; provided that, Flextronics shall not have any obligation to indemnify Customer if such claim would not have arisen but for Flextronics’s manufacture, assembly or test of the Product in accordance with the Specifications; or

(c)  noncompliance with any Environmental Regulations but solely to the extent that such non-compliance is caused by a process or Production Materials that Flextronics uses to manufacture the Products; provided that, Flextronics shall not have any obligation to indemnify Customer if such claim would not have arisen but for Flextronics’s manufacture of the Product in accordance with the Specifications.

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.2.            Indemnification by Customer. Customer agrees to defend, indemnify and hold harmless, Flextronics and its Affiliates, and all directors, officers, employees and agents (each, a “Flextronics Indemnitee”) from and against all Damages incurred by or assessed against any of the foregoing, but solely to the extent the same arise out of third-party claims relating to:

(a)  any failure of any Product (and Materials contained therein) sold by Flextronics hereunder to comply with any safety standards and/or Environmental Regulations to the extent that such failure has not been caused by Flextronics’s breach of its express limited warranties set forth in Section 6.2 hereof;

(b)  any actual or threatened injury or damage to any person or property caused, or alleged to be caused, by a Product sold by Flextronics to Customer hereunder, but solely to the extent such injury or damage has not been caused by Flextronics’s breach of its express limited warranties related to Flextronics’s workmanship and manufacture in accordance with the Specifications only as further set forth in Section 6.2 hereof; or

(c)  any infringement of the intellectual property rights of any third party by any Product except to the extent such infringement is the responsibility of Flextronics pursuant to Section 10.1 (b) above.

10.3.            Procedures for Indemnification.   With respect to any third-party claims, either party shall give the other party prompt notice of any third-party claim. The failure to give such notice shall not relieve the indemnifying party from any liability that it may have to the indemnified party under Article 9 except to the extent that the indemnifying party’s ability to defend such suit or claim is materially prejudiced by the failure to give such notice. The indemnifying party shall have the right to assume the defense (at its own expense) of any such claim through counsel of its own choosing by so notifying the party seeking indemnification within thirty (30) calendar days of the first receipt of such notice, and the party seeking indemnification shall cooperate fully with the indemnifying party in defense of such matter, at the indemnifying party’s expense. The party seeking indemnification shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. The indemnifying party shall not, without the prior written consent of the indemnified party, agree to the settlement, compromise or discharge of such third-party claim, unless such settlement, compromise or discharge includes an unconditional release of the party seeking indemnification from all liability on claims that are the subject matter of such proceeding and such settlement, compromise or discharge is exclusively on financial terms which will be paid by the indemnifying party. If the indemnifying party does not assume control of the defense of such claims as provided in this Section 10.3, the indemnified party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party shall promptly reimburse the indemnified party therefore in accordance with this Section 10.3.

10.4.            Sale of Products Enjoined.   Should the use of any Products be enjoined for a cause stated in Section 10.1(b) or 10.2(c) above, or in the event the indemnifying party desires to minimize its liabilities under this Section 10, in addition to its indemnification obligations set forth in this Section 10, the indemnifying party’s responsibility is to either substitute a fully equivalent Product or process (as applicable) not subject to such injunction, modify such Product or process (as applicable) so that it no longer is subject to such injunction, or obtain the right to continue using the enjoined process or Product (as applicable). In the event that any of the foregoing remedies cannot be effected on commercially reasonable terms, then all accepted purchase orders and the current forecast will be considered cancelled and, in the case where Customer has liability pursuant to Section 10.2(c), Customer shall purchase all Products, Inventory and Special Inventory as provided in Sections 5.3 and 5.4 hereof. Any changes to any Products or process must be made in accordance with Sections 2.3 and 7.9 above. Notwithstanding the foregoing, in the event that a third party makes an infringement claim, but does not obtain an injunction, the indemnifying party shall not be required to substitute a fully equivalent Product or process (as applicable) or modify the Product or process (as applicable) if the indemnifying party obtains an opinion from competent patent counsel reasonably acceptable to the other party that such Product or process is not infringing or that the patents alleged to have been infringed are invalid.

10.5.            No Other Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY “COVER” DAMAGES (INCLUDING INTERNAL COVER DAMAGES WHICH THE PARTIES AGREE MAY NOT BE CONSIDERED “DIRECT” DAMAGES), OR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. THE FOREGOING SENTENCE SHALL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD-PARTY CLAIMS UNDER SECTION 10 OR LIABILITIES RESULTING FROM A BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 11.1.

THE FOREGOING SECTION 10 STATES THE ENTIRE LIABILITY OF THE PARTIES TO EACH OTHER CONCERNING INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

11.	MISCELLANEOUS

11.1.            Confidentiality.

(a)  Nondisclosure and Nonuse Obligations. Recipient shall refrain from using any and all Confidential Information of the Discloser for any purposes or activities other than those specifically authorized in this Agreement. Except as otherwise specifically permitted herein or pursuant to written permission of the Discloser, Recipient shall disclose Discloser’s Confidential Information only to those of Recipient’s employees, consultants, Affiliates, and contractors who need to know such information. Recipient certifies that each such employee, consultant, Affiliate and contractor will have agreed, either as a condition to employment or in order to obtain Discloser’s Confidential Information, to be bound by terms and conditions substantially similar to those terms and conditions applicable to Recipient under this Agreement. Recipient shall treat all of Discloser’s Confidential Information with the same degree of care as Recipient accords to Recipient’s own Confidential Information, but not less than reasonable care. Recipient shall immediately give notice to Discloser of any unauthorized use or disclosure of Discloser’s Confidential Information. Recipient shall assist Discloser in remedying any such unauthorized use or disclosure of Discloser’s Confidential Information. In addition, Recipient shall not undertake, nor assist any third party in undertaking, any efforts to reverse engineer, disassemble, decompile or ascertain the structure, method of operation or method of manufacture, of any Products, prototypes, software, samples or other tangible objects or materials which embody Discloser’s Confidential Information and which are provided to Recipient hereunder. The existence and terms of this Agreement shall be the Confidential Information of both parties.

(b)  Exclusions from Nondisclosure and Nonuse Obligations.

(i)	Confidential Information does not include information that (A) Recipient can prove it already knew at the time of receipt from Discloser; (B) has come into the public domain without breach of confidence by Recipient; (C) was received by Recipient from a third party without restrictions on its use; (D) Recipient can prove it independently developed without use of or reference to Discloser’s data or information; or (E) Discloser agrees in writing is free of such restrictions.

(ii)	Notwithstanding Section 11.1(a), Recipient may disclose Discloser’s Confidential Information pursuant to a subpoena or other court process or as otherwise required by law; provided that Recipient (A) gives Discloser prompt notice of Recipient’s receipt of such subpoena or other process or the legal requirement to disclose in advance such that Discloser has opportunity to contest, (B) uses commercially reasonable efforts to obtain confidential treatment of financial and trade secret information and, (C) if reasonably practicable under the circumstances, gives Discloser a reasonable opportunity to oppose such subpoena or other process or to obtain a protective order or other remedy.

(iii)	Ownership and Return of Confidential Information and Other Materials. All of Discloser’s Confidential Information, and any Derivatives (defined below) thereof, whether created by such Discloser or Recipient, are the property of Discloser and no license or other rights to such Discloser’s Confidential Information or Derivatives is granted or implied hereby. For purposes of this Agreement, “Derivatives” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material that is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected under copyright, patent and/or trade secret laws. All materials (including, without limitation, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs and lists) furnished by Discloser to Recipient (whether or not they contain or disclose Discloser’s Confidential Information) are the property of such Discloser. Within five (5) days after any request by Discloser, Recipient shall destroy or deliver to Discloser, at Discloser’s option, (x) all such Discloser-furnished materials and (y) all materials in Recipient’s possession or control (even if not Discloser-furnished) that contain or disclose any of such Discloser’s Confidential Information, except copies retained on backup tapes which cannot be destroyed, for which the duty of confidentiality pursuant to this Section 11.1 shall continue for so long as such tapes exist. Recipient will provide Discloser a written certification of Recipient’s compliance with Recipient’s obligations under this Section.

(iv)	Independent Development. Recipient may currently or in the future be developing information internally, or receiving information from other parties, that may be similar to such Discloser’s Confidential Information. Accordingly, nothing in this Agreement shall be construed as a representation or inference that Recipient will not develop or have developed products or services that, without violation of this Agreement, might compete with the products or systems contemplated by such Discloser’s Confidential Information.

(v)	Disclosure of Third Party Information. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.

(vi)	No Warranty. All Confidential Information is provided by Discloser “AS IS- and without any warranty, express, implied or otherwise, regarding such Confidential Information’s accuracy or performance.

(vii)	No Export. Recipient will obtain any licenses or approvals the U.S. government or any agency thereof requires prior to exporting, directly or indirectly, any technical data acquired from Discloser pursuant to this Agreement or any product utilizing any such data (to the extent such activities are otherwise permitted by this Agreement).

(viii)	Injunctive Relief. A breach by Recipient of this Section 11.1 will cause irreparable and continuing damage to Discloser for which money damages are insufficient, and Discloser shall be entitled to seek injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including money damages if appropriate).

(c)  Use of Names.   No right, expressed or implied, is granted by this Agreement to a party to use in any manner the name or any other trade name or identity of the other party or its Affiliates in connection with this Agreement. Notwithstanding the foregoing, Customer shall have the right to use the Flextronics name on package inserts or packaging associated with the Product solely as required by applicable laws.

(d)  Term of Confidentiality.   The obligations of the Recipient with respect to the Confidential Information shall, unless specifically released earlier by the disclosing party in writing, extend for a period of five (5) years from the date on which such Confidential Information is disclosed.

11.2.            Entire Agreement; Severability.   This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties relating to such transactions ****. All Confidential Information disclosed by either party to the other party prior to the Effective Date will be deemed to have been disclosed pursuant to this Agreement. If the scope of any of the provisions of this Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

11.3.            Amendments; Waiver.   This Agreement may be amended only by written consent of both parties. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision. Neither party will be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by a duly authorized representative of the party against which such waiver is asserted.

11.4.            Independent Contractor.   Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

11.5.            Expenses.   Each party shall pay their own expenses in connection with the negotiation of this Agreement. All fees and expenses incurred in connection with the resolution of Disputes shall be allocated as further provided in Section 11.10 below.

11.6.            Insurance.   Flextronics and Customer agree to maintain appropriate insurance to cover their respective risks under this Agreement with coverage amounts commensurate with levels in their respective markets. Customer specifically agrees to maintain insurance coverage for any finished Products or Materials the title and risk of loss of which passes to Customer pursuant to this Agreement and which is stored on the premises of Flextronics.

11.7.            Force Majeure.   In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any act of God, acts or decrees of governmental or military bodies, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, Materials unavailability, or any other cause beyond the reasonable control of the party invoking this section (collectively, a “Force Majeure”), and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force Majeure, if such party is not able to perform within ninety (90) days after such event, the other party may terminate the Agreement.

11.8.            Successors Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Flextronics may assign some or all of its rights and obligations under this Agreement to an Affiliate of Flextronics that is wholly-owned by Flextronics ****. In addition, either party may assign its rights and obligations under this Agreement to its successor in connection with a Change of Control, without the other party’s consent, provided that (a) such successor agrees in writing to be bound by the terms and conditions of this Agreement and (b) in the case of an assignment by Customer, such successor is not a competitor of Flextronics that generates revenue primarily from the contract manufacturing of electronic products for third parties and (c) in the case of an assignment by Customer, Flextronics’ prior written consent shall be required based upon the financial profile of the successor, such consent not to be unreasonably withheld.

11.9.            Notices.   All notices required or permitted under this Agreement will be in writing and will be deemed received (a) when delivered personally; (b) when sent by confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a commercial overnight carrier. All communications will be sent to the addresses set forth above or to such other address as may be designated by a party by giving written notice to the other party pursuant to this section.

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.10.            Disputes Resolution; Waiver of Jury Trial.

(a)  Except as otherwise provided in this Agreement, the following binding dispute resolution procedures shall be the exclusive means used by the parties to resolve all disputes, differences, controversies and claims arising out of or relating to the Agreement or any other aspect of the relationship between Flextronics and Customer or their respective Affiliates and subsidiaries (collectively, “Disputes”). Either party may, by written notice to the other party, refer any Disputes for resolution in the manner set forth below.

(b)  Any and all Disputes shall be referred to arbitration under the rules and procedures of the American Arbitration Association, Inc. (“AAA”), who shall act as the arbitration administrator (the “Arbitration Administrator”).

(c)  The parties shall agree on a single arbitrator (the “Arbitrator”). The Arbitrator shall be a retired judge selected by the parties from a roster of arbitrators provided by the Arbitration Administrator. If the parties cannot agree on an Arbitrator within seven (7) days of delivery of the demand for arbitration (“Demand”) (or such other time period as the parties may agree), the Arbitration Administrator will select an independent Arbitrator.

(d)  Unless otherwise mutually agreed to by the parties, the place of arbitration shall be New York, New York, although the arbitrators may be selected from rosters outside New York.

(e)  The Federal Arbitration Act shall govern the arbitrability of all Disputes. The Federal Rules of Civil Procedure and the Federal Rules of Evidence (the “Federal Rules”), to the extent not inconsistent with this Agreement, shall govern the conduct of the arbitration. To the extent that the Federal Arbitration Act and Federal Rules do not provide an applicable procedure, New York law shall govern the procedures for arbitration and enforcement of an award, and then only to the extent not inconsistent with the terms of this Section. Disputes between the parties shall be subject to arbitration notwithstanding that a party to this Agreement is also a party to a pending court action or special proceeding with a third party, arising out of the same transaction or series of related transactions and there is a possibility of conflicting rulings on a common issue of law or fact.

(f)  Unless otherwise mutually agreed to by the parties, each party shall allow and participate in discovery as follows:

(i)          Non-Expert Discovery.  Each party may (1) conduct three (3) non-expert depositions of no more than five (5) hours of testimony each, with any deponents employed by any party to appear for deposition in New York, New York; (2) propound a single set of requests for production of documents containing no more than twenty (20) individual requests; (3) propound up to twenty written interrogatories; and (4) propound up to ten (10) requests for admission.

(ii)          Expert Discovery.  Each party may select a witness who is retained or specially employed to provide expert testimony and an additional expert witness to testify with respect to damages issues, if any. The parties shall exchange expert reports and documents under the same requirements as Federal Rules of Civil Procedure 26(a)(2) &(4).

(iii)          Additional Discovery.  The Arbitrator may, on application by either party, authorize additional discovery only if deemed essential to avoid injustice. In the event that remote witnesses might otherwise be unable to attend the arbitration, arrangements shall be made to allow their live testimony by video conference during the arbitration hearing.

(g)  The Arbitrator shall render an award within six (6) months after the date of appointment, unless the parties agree to extend such time. The award shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law. The Arbitrator shall have authority to award compensatory damages only, and shall not award any punitive, exemplary, or multiple damages. The award (subject to clarification or correction by the arbitrator as allowed by statute and/or the Federal Rules) shall be final and binding upon the parties, subject solely to the review procedures provided in this Section.

(h)  Either party may seek arbitral review of the award. Arbitral review may be had as to any element of the award.

(i)  This Agreement’s arbitration provisions are to be performed in New York, New York. Any judicial proceeding arising out of or relating to this Agreement or the relationship of the parties, including without limitation any proceeding to enforce this Section, to review or confirm the award in arbitration, or for preliminary injunctive relief, shall be brought exclusively in a court of competent jurisdiction in the county of New York, New York (the “Enforcing Court”). By execution and delivery of this Agreement, each party accepts the jurisdiction of the Enforcing Court.

(j)  Each party shall pay their own expenses in connection with the resolution of Disputes pursuant to this Section, including attorneys’ fees.

(k)  Notwithstanding anything contained in this Section to the contrary, in the event of any Dispute, prior to referring such Dispute to arbitration pursuant to Subsection (b) of this Section, Customer and Flextronics shall attempt in good faith to resolve any and all controversies or claims relating to such Disputes promptly by negotiation commencing within ten (10)

calendar days of the written notice of such Disputes by either party, including referring such matter to Customer’s then-current President and Flextronics’s then current executive in charge of manufacturing operations in the region in which the primary activities of this Agreement are performed by Flextronics. The representatives of the parties shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute for a period of four (4) weeks. In the event that the parties are unable to resolve such Dispute pursuant to this Subsection (k), the provisions of Subsections (a) through (j) of this Section, inclusive, as well as Subsections (1), (m) and (n) of this Section shall apply.

(l)  The parties agree that the existence, conduct and content of any arbitration pursuant to this Section shall be kept confidential and no party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each party’s financial statements.

(m)  IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, WHETHER IT RESULTS IN PROCEEDINGS IN ANY COURT IN ANY JURISDICTION OR IN ARBITRATION, THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY, AND HAVING HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL, WAIVE ALL RIGHTS TO TRIAL BY JURY, AND AGREE THAT ANY AND ALL MATTERS SHALL BE DECIDED BY A JUDGE OR ARBITRATOR WITHOUT A JURY TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

(n)  In the event of any lawsuit between the parties arising out of or related to this Agreement, the parties agree to prepare and to timely file in the applicable court a mutual consent to waive any statutory or other requirements for a trial by jury.

(o)  Customer Guaranty. Customer hereby unconditionally guarantees to Flextronics the full and prompt compliance by all Customer Affiliates with the terms and conditions of this Agreement, whether now existing or later arising (the “Guaranteed Obligations”). This guarantee is absolute, continuing, unlimited and independent and will not be affected, diminished or released for any reason. Customer waives (i) diligence, presentment, demand for payment, protest or notice of any default or nonperformance by any Customer Affiliate, (ii) notice of waivers or indulgences given to any Customer Affiliate and (iii) all defenses, offsets and counterclaims against Flextronics, any right to the benefit of any security or statute of limitations, and any requirement that Flextronics proceed first against a Customer Affiliate or any collateral security and all other suretyship defenses. Until the Guaranteed Obligations have been paid and performed in full, Customer will not enforce any right of subrogation. Customer shall indemnify, defend and hold Flextronics and its Affiliates harmless from any and all claims by any Customer Affiliates to the extent that such claims are inconsistent with the terms and conditions of this Agreement. For purposes of this Section 11.10, “Customer Affiliates” means Affiliates of Customer who purchase Products from Flextronics or any of its Affiliates under this Agreement.

11.11.            Even-Handed Construction. The terms and conditions as set forth in this Agreement have been arrived at after mutual negotiation, and it is the intention of the parties that its terms and conditions not be construed against any party merely because it was prepared by one of the parties.

11.12.            Controlling Language. This Agreement is in English only, which language shall be controlling in all respects. All documents exchanged under this Agreement shall be in English.

11.13.            Controlling Law. This Agreement shall be governed and construed in all respects in accordance with the domestic laws and regulations of the State of New York, without regard to its conflicts of laws provisions; except to the extent there may be any conflict between the law of the State of New York and the Incoterms of the International Chamber of Commerce, 2000 edition, in which case the Incoterms shall be controlling. The parties specifically agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods, as may be amended from time to time, shall not apply to this Agreement. The parties acknowledge and confirm that they have selected the laws of the State of New York as the governing law for this Agreement in part because jury trial waivers are enforceable under New York law. The parties further acknowledge and confirm that the selection of the governing law is a material term of this Agreement.

11.14.            Heading. Headings in this Agreement are included herein for ease of reference only and shall have no legal effect. References to the parties, Sections, Schedules, and Exhibits are to the parties, Sections, Schedules and Exhibits to and of this Agreement unless otherwise specified.

11.15.            Counterparts. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives as of the Effective Date.

TRIA BEAUTY, INC.		FLEXTRONICS MEDICAL SALES AND MARKETING, LTD.

By:	/s/Suresh Vilayanur 9/21/2010	By:	/s/ Manny Marimuthu

Name:	Suresh Vilayanur	Name:	Manny Marimuthu

Title:	VP of Product Supply	Title:	Director

List of Exhibits
Exhibit 1	List of Definitions
Exhibit 2.1	Specifications
Exhibit 3.4a	**** Fees
Exhibit 4.1a	**** Supply Review Overview
Exhibit 4.1b	List of documents to be discussed at MSR
Exhibit 4.1c	Material Supply Sheet

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1

Definitions

“Affected Inventory Costs “Affiliate”

shall mean as related to reschedule or cancellation (as applicable): (i) **** of the Cost of all affected Inventory and Special Inventory in Flextronics’s possession and not returnable to the vendor or reasonably usable for other customers, whether in raw form or work in process, less the salvage value thereof, (ii) **** of the Cost of all affected Inventory and Special Inventory on order and not cancelable, (iii) any vendor cancellation charges incurred with respect to the affected Inventory and Special Inventory accepted for cancellation or return by the vendor, (iv) the then current fees for any affected finished Product, and (v) reasonable expenses incurred by Flextronics related to labor and equipment specifically put in place to support the purchase orders and forecasts that are affected by such reschedule or cancellation (as applicable).

shall mean: any party that directly (or indirectly through one or more intermediaries) controls, is controlled by, or is under common control with a party. For purposes of this definition only, the terms “controls,” “controlled,” and “control” means (a) the direct or indirect ability or power to direct or cause the direction of the management and policies of an entity or otherwise direct the affairs of such entity, whether through ownership of equity, voting securities, or beneficial interest, by contract, or otherwise, or (b) the ownership, directly or indirectly, of at least 50% of the voting securities (or other comparable ownership interest for an entity other than a corporation) of a party.

“Approved Supplier List” or “ASL”	shall mean the list of suppliers currently approved to provide the Materials specified in the bill of materials for a Product.

“Change of Control”	shall mean, with respect to a party, (a) a merger or consolidation of such party with a third party which results in the voting securities of such party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, or (b) except in the case of a bona fide equity financing in which a party issues new shares of its capital stock, a transaction or series of related transactions in which a third party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such party, or (c) the sale or other transfer to a third party of all or substantially all of such party’s business to which the subject matter of this Agreement relates.

“Confidential Information”	shall mean (a) any technical and non-technical information related to a party’s business and current, future and proposed products and services of each of the parties, including for example and without limitation, each party’s respective information concerning, manufacturing processes, research, development, design details and specifications, financial information, procurement requirements, engineering and manufacturing information, customer lists, business forecasts, sales information and marketing

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

plans and (b) any information a party has received from others that may be made known to the other party and which such party is obligated to treat as confidential or proprietary, in each case in written, electronic, oral or other form; provided, however, that any such information disclosed by a party to this Agreement (“Discloser”) will only be considered Confidential Information of Discloser by the other party (“Recipient”) (i) if marked as “Confidential” or “Proprietary” or using a similar designation, in the case of information disclosed in written, electronic or other tangible form, and (ii) if identified as confidential at the time of disclosure and also summarized and designated as confidential in a written memorandum delivered to Recipient within thirty (30) days of the disclosure, in the case of information disclosed in any other manner. ****.

“Cost”	shall mean the cost represented on the bill of materials supporting the most current fees for Products at the time of cancellation, or termination, as applicable.

“Cost of Direct Labor”	shall mean, with respect to any Product, the product of (a) the number of hours of operating time spent by Flextronics’s production employees to convert Materials into a finished Product and (b) the hourly pay of each such employee. For the sake of clarity, all other employee costs (i.e., employee benefits, overtime premiums or shift premiums) are not included as part of the Cost of Direct Labor.

“Cost of Materials”	shall mean, with respect to any Product, the weighted average of actual costs paid by Flextronics to third party vendors to acquire Materials. For the sake of clarity, the Cost of Direct Labor, warehousing, overhead, and research and development are not included as part of Cost of Materials.

Customer Affiliates

“Customer Controlled Materials”	shall mean those Materials provided by Customer or by suppliers with whom Customer has a commercial contractual or non-contractual relationship to supply those materials.

“Customer Controlled Materials Terms”	shall mean the terms and conditions that Customer has negotiated with its suppliers for the purchase of Customer Controlled Materials.

“Customer Indemnitees”	shall have the meaning set forth in Section 10.1.

“Device History Record”	shall mean a compilation of records containing the production history of the Product(s).

“Device Master Record”	shall mean a compilation of records containing the procedures and Specifications for the Product.

“Discloser”	shall have the meaning set forth in the definition of “Confidential Information”.

“Damages”	shall have the meaning set forth in Section10.1.

“Disputes”	shall have the meaning set forth in Section 11.10(a).

“E&O Inventory”	shall mean Inventory that is excess and obsolete because there is no MRP Demand for such Inventory over the forecast period.

“Economic Order Inventory”	shall mean Materials purchased in quantities above the required amount for purchase orders, in order to achieve price targets for such Materials.

“Environmental Regulations”	shall mean any hazardous substance content laws and regulations including, without limitation, those related to the EU Directive 2002/95/EC about the Restriction of Use of Hazardous Substances (RoHS).

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“Epidemic Failure”	shall mean the field failure of a Product, attributable to one or more failure modes attributable to workmanship, in at least **** of Products covered by the express limited warranty set forth in Section 6.2 over a **** period, calculated as of the date of the first such quality failure per Customer’s ****.

“FDA”	shall mean the United States Food and Drug Administration, and any successor agency having substantially the same functions.

“Fee List”	shall have the meaning set forth in Section 3.4.

“Flexibility Table”	shall have the meaning set forth in Section 5.2(a).

“Flextronics Indemnitee”	shall have the meaning set forth in Section 10.2.

“Force Majeure”	shall have the meaning set forth in Section 11.7.

“Inventory”	shall mean any Materials ordered or held available in stock by Flextronics that are used to manufacture Products that are ordered pursuant to a purchase order from Customer..

“Lead Time(s)”	shall mean the Materials Procurement Lead Time plus the manufacturing cycle time required from the delivery of the Materials at Flextronics’s facility to the completion of the manufacture, assembly and test processes as agreed upon at the **** MSR.

“Long Lead Time Materials”	shall mean Materials with a Materials Procurement Lead time greater than ****.

“Materials”	shall mean components, parts and subassemblies that comprise the Products and that appear on the bill of materials for the Products.

“Materials Procurement Lead Time”	shall mean with respect to any particular item of Materials, the longer of (a) lead time to obtain such Materials as recorded on Flextronics’s MRP Demand system, which shall be the agreed upon lead times presented at the MSR or (b) the actual lead time, if a supplier has increased the lead time and such has been agreed to at the MSR

“Minimum Order Inventory”	shall mean Materials purchased in excess of requirements for purchase orders because of minimum lot sizes available from the supplier.

“Monthly Charges”	shall mean a finance carrying charge of **** and a storage and handling charge of ****, in each case of the Cost of the Inventory and/or Special Inventory and/or of the fees for the Product affected by the reschedule or cancellation (as applicable) per month until such Inventory and/or Special Inventory and/or Product is returned to the vendor, used to manufacture Product or is otherwise purchased by Customer.

MRP Demand”	shall mean materials requirements planning in accordance with Customer’s forecasts and accepted purchase orders.

“NCNR”	Non cancellable and non-returnable with defined cancellation window

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“Production Materials”	shall mean Materials that are consumed in the production processes to manufacture Products including, without limitation, solder, epoxy, cleaner solvent, labels, flux, and glue. Production Materials do not include any such production materials that have been specified by the Customer or any Customer Controlled Materials.

“QSR”	shall mean Quality System Regulation which describe the regulatory requirements for the methods used in and the facilities and controls used for, the design, manufacture, packing, labeling, storage, installation and servicing of finished devices, codified at 21, Code of US Federal Regulations, Part 820, as may be amended from time to time.

“Recipient”	shall have the meaning set forth in the definition of “Confidential Information”.

“Special Inventory”	shall mean any Long Lead Time Materials and/or Minimum Order Inventory and/or Economic Order Inventory.

“Specifications”	shall have the meaning set forth in Section 2.1.

“Work”	shall have the meaning set forth in Section 2.1.

Exhibit 2.1

Specifications

EXHIBIT 3.4a- Hair Generation 2.1

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Exhibit 4.1

MSR OVERVIEW

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Exhibit 4.1(b)

List of documents to be Reviewed at MSR

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Exhibit 4.1(c)

MATERIAL SUPPLY SHEET

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